Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-180693) of our report dated March 30, 2016 with respect to the audited consolidated financial statements of Power REIT and Subsidiaries as of for the years ended December 31, 2015 and 2014.

We also consent to the references to MaloneBailey, LLP under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
Houston, Texas

March 30, 2016